Exhibit 99.1
Teleflex Incorporated Q4 and Year End 2008 Financial Results February 25, 2009 Exhibit 99.1

Forward-Looking Statements/Additional Notes This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as forecasts of earnings per share including special charges, special charges, earnings per share excluding special charges, operating cash flow and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. These risks and uncertainties are addressed in the Company's SEC filings including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures, which include operating margins before special charges; adjusted cash flow; segment operating margins before special charges; earning per share from continuing operations excluding special charges; segment operating profit before special charges; segment operating margins before special charges; adjusted gross profit; adjusted operating expenses; operating income before special charges and (gain)/loss on sale; operating margins before special charges and (gain)/loss on sale; and forecasted earnings per share excluding special charges. These non-GAAP measures exclude the impact of restructuring and impairment costs, gain or loss on the sale of assets, a tax payment related to gain on sale of Automotive & Industrial businesses, fair market value adjustments for inventory and acquisition integration costs. In addition, this presentation includes information regarding free cash flow, which reflects cash from operations minus capital expenditures and dividend payments. Reconciliation of these non-GAAP measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, gain or loss on the sale of assets, acquisition integration costs, fair market adjustments for inventory, interest income and expense and taxes on income are excluded from the measure. The following slides reflect continuing operations.

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 14873492

Jeff Black Chairman and Chief Executive Officer

January 2008 Financial Outlook Goals Repositioned portfolio to deliver Significant operating margin improvement Strong cash flow Solid revenue growth Medical mid single digit revenue growth and return to segment operating margin in 20% range during the year Increased margins in Aerospace and Commercial Overall segment operating margins in the mid teens for the year Arrow integration ahead of schedule - anticipate $33 to $37 million in pre- tax synergies for 2008 Strong operating cash generation for repayment of debt

2008 Financial Goals vs. Achievements Goal Repositioned portfolio to deliver Significant operating margin improvement Strong cash flow Solid revenue growth Achievement Segment operating margins before special charges improve 210 bps over 2007 Adjusted cash flow from operations of $267 million vs. '08 Outlook of $255 million Positive core revenue growth in Medical & Aerospace offset by downturn in Marine

Goal Medical mid single digit revenue growth and return to segment operating margin in 20% range during the year Achievement Medical core revenue growth of 2% in 2008 Medical core growth of 7% in Q4'08 led by critical care & OEM products Medical operating margins before special charges of 20% for 2008 2008 Financial Goals vs. Achievements

Goal Increased margins in Aerospace and Commercial Achievement Aerospace margins of 12.1% up 170 bps over 2007 led by increased repair vs. parts sales in Repairs Services JV and significant increase in cargo handling aftermarket spares sales Commercial margins of 6.7% up 150 bps over 2007 due to mix in rigging services, cost reductions, and positive foreign currency impact Goal Overall segment operating margins in the mid teens for the year Achievement Segment operating margins before special charges of 15.8% 2008 Financial Goals vs. Achievements

Goal $33 to $37 million in pre-tax synergies from Arrow integration in 2008 Achievement Over $40 million in pre-tax synergies from Arrow integration in 2008 Goal Strong operating cash generation for repayment of debt Achievement Adjusted cash flow from continuing operations of $267 million in 2008 Repaid $138 million in debt during 2008 driving reduced interest expense 2008 Financial Goals vs. Achievements

Earnings per Share Excluding Special Charges from Continuing Operations Note: GAAP earnings (loss) per share from continuing operations are as follows for the applicable periods: 2006: $2.40 2007: ($1.08) 2008: $3.36 2006: $2.40 2007: ($1.08) 2008: $3.36 2006: $2.40 2007: ($1.08) 2008: $3.36 2006: $2.40 2007: ($1.08) 2008: $3.36 16% Growth 21% Growth 25% Growth

Fourth Quarter Financial Highlights Continued strong performance from operations: Core revenue growth of 4% led by Medical core growth of 7% EPS excluding special charges of $1.04 - up 47% Segment operating margins before special charges of 16.3%, up 190 bps Adjusted Segment Operating Margins Medical margins: Aerospace margins: Commercial margins: 19.9% 12.6% 8.3%

Kevin Gordon Executive Vice President and Chief Financial Officer

Three Month Summary from Continuing Operations

Three Month Summary from Continuing Operations Note: Q4'08 losses and other charges includes integration costs of $0.5m, net of tax Q4'07 losses and other charges includes deferred financing costs of $3.4m, net of tax

Year-to-Date Summary from Continuing Operations

Year-to-Date Summary from Continuing Operations Note: FY'08 losses and other charges includes integration costs of $4.7m, net of tax FY'07 losses and other charges includes deferred financing costs of $3.4m, net of tax

Medical Segment Note: Quarter and year-to-date operating profit exclude certain charges. See reconciliation table in Appendix for additional details. Core revenue growth achieved in every region in Q4'08 Strongest Q4'08 core revenue growth in OEM, Europe, and Asia/Latin America FDA remediation spending of approximately $21.5 million in 2008 Arrow integration initiatives deliver over $40 million in pre-tax synergies in 2008

Q4'08 Medical Segment Results

		Q4'08 QTD	QTD Change Including F/X	QTD Change Excluding F/X
Critical Care	$	236.7	2%	6%
Surgical		72.9	-4%	1%
Cardiac Care		18.4	2%	9%
OEM		41.8	33%	34%
Other		3.6	1%	11%
Total Sales	**$**	**373.4**	**4%**	**7%**


One Tray
30 Essential Tools
The Arrow Maximal Barrier Precautions Tray

Critical Care

- Vascular access core revenue growth in EMEA, Asia & Latin America – driven by central venous catheters
- Anesthesia & Urology core revenue growth in all regions
- Respiratory core revenue growth in North America

Surgical

- Revenues down 4% due to currency
- Core revenue growth in European, Asian & Latin American markets
- Instrumentation and chest drainage drive core revenue growth

OEM

- Sales strength in specialty sutures and orthopedic instrumentation

18

Teleflex®

Cargo Handling Increase in wide-body unit volume at lower overall ship-set value Narrow-body unit volume up 8% over Q4'07 Spares sales down approximately $2M over Q4'07 Nordisk acquisition contributes to year-to-date revenue growth 747-8 system delivery delayed due to Boeing strike Repair Products and Services Core revenue growth of 12% over Q4'07 Mix of increased repair vs. part sales continues to drive margin improvement Aerospace Segment

Marine Revenues continue to decline in weak market Cost containment initiatives help to mitigate volume decline Rigging Services Core revenue growth of 13% over Q4'07 Wholesale vs. retail mix drives margin improvement Power Systems Significant increase in truck & rail APU volume drive core revenue growth over Q4'07 Segment Q4'08 operating profit aided by foreign currency translation Restructuring plan announced in December Commercial Segment

Year-to-Date Adjusted Cash Flow From Continuing Operations ($ Millions) Capital Expenditures - $44.7 million; Dividends - $48.9 million Capital Expenditures - $39.3 million; Dividends - $53.0 million Note: Q4'08 Year-to-Date Cash Flow from Operations & Free Cash Flow exclude tax payments of $90M related to gain on sale of Automotive & Industrial businesses in Q4'07 sale of Automotive & Industrial businesses in Q4'07 sale of Automotive & Industrial businesses in Q4'07 sale of Automotive & Industrial businesses in Q4'07

Capital Structure ($ Millions) Q4'07 Q1'08 Q2'08 Q3'08 Q4'08 Total Debt 1684.3 1681.8 1646 1578.3 1546.391 Weighted Average Interest Rate 0.0686 0.0639 0.0622 0.0616 0.0574

Low High Earnings per share from continuing operations including special charges $3.70 $4.10 Add-back special charges $0.40 $0.30 Earnings per share from continuing operations before special charges $4.10 $4.40 2009 Outlook Cash flow from operations $280 million $290 million

Jeff Black Chairman and Chief Executive Officer

Summary Medical Committed to providing solutions that help reduce infections & improve patient & provider safety Aerospace Market leaders with key differentiators that create value for our customers Commercial Businesses that have strong market position, well-known brands & technical expertise Teleflex Executed well in 2008 and achieved goals & objectives Portfolio better positioned to face challenging economic environment Continued focus on growth and increasing shareholder value

Question and Answer Session

Appendices

Appendix A - QTD & YTD Reconciliation of Medical Operating Profit and Margins

Appendix B - QTD & YTD Reconciliation of Teleflex Gross Profit and Margins

Appendix C - QTD & YTD Reconciliation of Teleflex Operating Expenses

Appendix D - Special Charge Income Statement Classification Summary Special Charge Income Statement Classification Summary Special Charge Income Statement Classification Summary

Appendix E - Three Month GAAP to Non-GAAP EPS Reconciliation Note: Q4'08 losses and other charges includes integration costs of $0.5m, net of tax Q4'07 losses and other charges includes deferred financing costs of $3.4m, net of tax

Note: FY'08 losses and other charges includes integration costs of $4.7m, net of tax FY'07 losses and other charges includes deferred financing costs of $3.4m, net of tax Appendix F - Year-to-date GAAP to Non-GAAP EPS Reconciliation

Appendix G - QTD & YTD Reconciliation of Teleflex Cash Flow from Operations

Appendix H - Q4 Medical Revenue by Region & Product Summary Appendix H - Q4 Medical Revenue by Region & Product Summary

Appendix I - Year-to-Date Medical Revenue by Region & Product Summary Appendix I - Year-to-Date Medical Revenue by Region & Product Summary